Exhibit 10.1

MODIFICATION AGREEMENT

(Modification of Loan Agreement and Other Loan Documents)

THIS MODIFICATION AGREEMENT (the “Agreement”) is dated as of the 22nd day of March, 2022, by Broad Street Operating Partnership, LP, a Delaware limited partnership, Broad Street Realty, Inc., a Delaware corporation, and Broad Street Realty, LLC, a Maryland limited liability company, their respective successors and/or assigns (collectively, the “Borrower” for clerical convenience); MVB Bank, INC., a West Virginia banking corporation, its successors and/or assigns (the “Lender”); and Michael Z. Jacoby (individually) (the “Guarantor”).

R E C I T A L S :

1.
In accordance with the terms of that certain Loan Agreement dated on or about December 27, 2019, as previously amended, and as further amended by this Agreement (as amended, the “Loan Agreement”), executed in favor of the Lender by each Borrower and Guarantor, the Lender agreed to make one or more commercial loans to the Borrower in the original aggregate principal amount of up to Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) (collectively, the “Original Loan”), as amended and increased by this Agreement to the aggregate principal amount of up to eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) (hereinafter, the Original Loan, as amended and increased, whether administered as one or more loans, referred to, singularly or collectively, as the “Loan”). The Lender is the holder of each of the Notes (defined below).
2.
The Loan is evidenced by, among other documents, three (3) promissory notes each payable to the order of the Lender and further described as follows (collectively, the “Notes”):
a.
Promissory Note (Commercial Term Note) in the face amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00) dated on or about December 27, 2019 (“Original Note No. 1”), as amended by that certain Allonge and Modification Agreement (Note No. 1) dated on or about the date hereof (collectively, together with any and all other allonges, amendments, modifications, extensions, and/or supplements thereto, are referred to as “Note 1”);
b.
Promissory Note (Revolving Line of Credit Note) in the face amount of Two Million and 00/100 Dollars ($2,000,000.00), dated on or about December 27, 2019 (“Original Note No. 2”), as previously amended and as further amended by that certain Allonge and Modification Agreement (Note No. 2) dated on or about the date hereof (collectively, together with any and all other allonges, amendments, modifications, extensions, and/or supplements thereto, are referred to as “Note 2”); and
c.
Promissory Note (Non-Revolving Draw Note) in the face amount of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), dated on or about the date hereof (collectively, together with any and all other allonges, amendments, modifications, extensions, and/or supplements thereto, are referred to as “Note No. 3”).
3.
The Loan is further evidenced and secured by, among other documents, the following documents, each being executed by each Borrower (except as otherwise expressly stated) in favor of the Lender and originally dated on or December 27, 2019 (collectively, together with the Loan

Agreement, the Notes, this Agreement, and any other document, instrument, and/or agreement that governs, secures, evidences, and/or otherwise relates to the Loan, and any and all other or further amendments, modifications, supplements, documents, and/or instruments that may evidence and/or secure the Loan executed at any time or from time to time, referred to hereinafter as the “Loan Documents”):
a.
Security Agreement and Collateral Assignment (the “Security Agreement”);
b.
Unconditional Guaranty Agreement executed by the Guarantor and by BSV Cromwell Land LLC, a Maryland limited liability company (the “Released Guarantor”), dated on or about the date of the Original Note, to be amended and restated by that certain Unconditional Guaranty Agreement dated on or about the date hereof (the “Guaranty”);
c.
Pledge, Assignment, and Security Agreement;
d.
Borrower’s Certificate;
e.
Compliance Agreement and Limited Power of Attorney; and
f.
Such other documents, instruments, and/or agreements as may evidence and/or secure the Loan.
4.
Each Borrower has requested that the Lender increase the total principal amount of the Original Loan and modify certain terms of the Loan Agreement and the other Loan Documents to further certain business objectives of each Borrower as further disclosed to Lender, subject to the terms of this Agreement.
5.
The parties hereto desire to further modify the terms of the Loan Agreement and the other Loan Documents in accordance with the terms stated herein;

W I T N E S S E T H :

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and affirmed, the parties hereto do hereby agree as follows:

1.
Recitals; Incorporation. All of the recitals stated above are hereby incorporated herein by reference as if fully set forth in the body of this Agreement. All of the Loan Documents are hereby incorporated herein by reference as if fully set forth in the body of this Agreement.
2.
Modification of Loan Agreement; Ratification.
a.
All references in the Loan Agreement to the “Loan” shall be deemed to refer to the Loan, as increased to the total principal amount of up to eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00). All references in the Loan Agreement to the “Note” or “Notes” shall be deemed to be a reference to each Note (being Note 1, Note 2, and Note 3).
b.
All references in the Loan Agreement to the “Guarantor” shall be deemed to mean and refer to the Guarantor (as defined herein; to-wit: Michael Z. Jacoby). At the request of Borrower and Guarantor, Lender hereby releases the Released Guarantor (BSV Cromwell Land LLC, a Maryland limited liability company) from all obligations and liabilities under the Loan Documents.

c.
Borrower shall pay to the Lender the following principal curtailments to be applied to the amount due under Note No. 2 (each a “Required Curtailment”): (i) a $250,000.00 Required Curtailment on or before March 31, 2022; (ii) a $250,000.00 Required Curtailment on or before September 30, 2022; and (iii) a $250,000.00 Required Curtailment on or before the earlier of March 31, 2023. Upon receipt of each Required Curtailment, Lender will apply the amount received in accordance with the terms of Note No. 2.
d.
Upon the earlier to occur of (i) the maturity date of the Notes, or (ii) full repayment of the Loan, whether as a result of the acceleration of the Loan or otherwise, Borrower shall pay an exit fee to Lender in an amount equal to two percent (2.0%) multiplied by the aggregate principal balance of the Loans at the time of the maturity date or just prior to such repayment (the “Exit Fee”); provided, however, for purposes of calculating the Exit Fee, any principal curtailments paid to Lender and applied to any of the Notes in excess of the required monthly amortizing principal payments due under the express terms of the respective Notes or the Required Curtailments shall be added to the aggregate principal balance and subject to the Exit Fee. The Exit Fee shall be deemed to be earned in full at the time when paid to the Lender.
e.
The minimum ratio of Total Funded Debt to EBITDA Ratio (as described in Section 5.02 of the Loan Agreement), is hereby reduced from a minimum of eight percent (8.00%) to a minimum of seven percent (7.00%), as measured and determined subject to the terms of Section 5.02 of the Loan Agreement.
f.
The principal amount of the Loan evidenced by Note No. 3 shall be available to be disbursed to the Borrower for Borrower’s working capital needs subject to the following and the other terms and limitations of the Loan Agreement:
i.
From time to time after the date of this Agreement, but not more frequently than twice per month, and prior to the Advance Deadline (as defined below) the Borrower may request further advances and/or re-advances under Note No. 3 so long as the Lender determines in its discretion: (i) that the requests for such advances are consistent with the Purpose (as defined in the Loan Agreement) as disclosed to the Lender, (ii) that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing or but for the passage of time is about to occur, and (iii) the principal amount of the Loan evidenced by Note No. 3 is not exceeded (each advance under Note No. 3 is referred to herein as a “Credit Advance”).
ii.
All requests for any Credit Advance under Note No. 3 must be received by the Lender prior to September 22, 2022 (the “Advance Deadline”), at which time the Borrower’s right to any further Credit Advances under Note No. 3 shall automatically expire notwithstanding anything contained herein or in any other Loan Documents to the contrary. The Borrower shall not be entitled to, and the Lender shall not be required to make, any Credit Advances under Note No. 3 after the Advance Deadline.
iii.
All requests for Credit Advances shall be requested by individuals authorized by Borrower, and submitted by email, signed facsimile, or in person or by telephone to an authorized representative of Lender.
iv.
In addition to all other rights of the Lender granted under any of the Loan Documents to terminate Credit Advances, the Lender's commitment to make Credit Advances shall expire and terminate: (i) automatically if the portion of the Loan evidenced by Note No. 3 is prepaid in full and Note No. 3 cancelled or returned to Borrower; (ii) if the Borrower commits any breach or anticipatory breach; or (iii) if an Event of Default occurs and is not timely cured.
g.
All parties hereto jointly and severally ratify and reaffirm that the Loan Agreement remains legal, valid, and binding upon the Borrower, and enforceable against the Borrower in accordance with its terms.

Except as modified herein, all other terms and conditions in the Loan Agreement shall remain unchanged, and in full force and effect.

3.
Modification of Other Loan Documents; Ratification.
a.
All references in any of the other Loan Documents to the “Loan” shall be deemed to refer to the Loan, as increased to the total principal amount of up to eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00). All references in the Loan Documents to the “Note” or “Notes” shall be deemed to be a reference to each Note (being Note 1, Note 2, and Note 3).
b.
To induce the Lender to enter into this Agreement, each Borrower and the Guarantor hereby jointly and severally covenant that the Notes and all of the other Loan Documents executed by them remain valid, binding, and enforceable against them in accordance with the respective terms thereof, and except as modified herein, all other terms of the respective Loan Documents remain unchanged and in full force and effect.
4.
Ratification of UCC Financing Statements. It is hereby covenanted and warranted that: (a) all personal property identified and listed in the UCC Financing Statement continues to secure all obligations under the Notes and Loan Documents, as amended, and (b) other or additional UCC Financing Statements and/or modification or continuation statements to the existing UCC Financing Statement may be filed, at the expense of the Borrower, at any time or from time to time, in any of the applicable recording jurisdictions or among any proper records to ensure that the Lender’s security interests are properly filed and perfected. In the event that any UCC Financing Statements expire, or the Lender for any reason, deems that its security interests in any of its collateral are not properly perfected, or the collateral descriptions require clarification or particularity to better comply with applicable codes, then the Borrower agrees to at all times cooperate with the Lender in signing all desirable documentation, and hereby authorize the proper substitution, correction, filing or re-filing, recording or re-recording of any documents or financing statements to perfect or better perfect and protect the security interests of the Lender for so long as the Loan remains outstanding.
5.
Other Covenants.
a.
To further induce the Lender to enter into this Agreement, the Guarantor agrees to execute, acknowledge, and deliver the Guaranty on or prior to the date hereof.
b.
Each of the undersigned hereby certifies that the execution, delivery, and performance of this Agreement has been properly authorized, consented to, and approved by all requisite and necessary parties.
c.
Each Borrower and Guarantor agrees that there are no defenses, counterclaims, and/or setoffs against any of their respective obligations under the Loan Documents.
d.
Nothing contained herein shall modify or affect other notes, if any, that may be in favor of the Lender and referred to in any of the Loan Documents.
e.
This Agreement is a modification only and does not effect or constitute a novation or release of any Borrower’s or the Guarantor’s respective obligations under any of the Loan Documents or any agreements contained therein.
f.
In connection with this Agreement and all matters contemplated herein, the Borrower agrees to pay to the Lender its attorneys’ fees and loan modification fees incurred on or before the date hereof, all of which shall be deemed earned in full as of the date hereof.
g.
Each Borrower hereby covenants and agrees to execute and deliver, any and all instruments, papers, deeds, acts, and/or things, supplemental, confirmatory, or otherwise, as reasonably may be required by the Lender for the purpose of effecting the modifications described and/or contemplated herein.
h.
This Agreement is binding on the parties hereto, their respective heirs, estates, personal representatives, successors, assigns, and/or successors in title.
i.
This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Agreement by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and legally binding effect of this Agreement.
j.
This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior discussions among the parties hereto.

Except as modified herein, all other terms and conditions in the Loan Documents shall remain unchanged, and in full force and effect.

(signatures follow next)

WITNESS the following signatures and seals of the undersigned to this Modification Agreement:

Borrower:

Broad Street Operating Partnership, LP

a Delaware limited partnership

By: Broad Street OP GP, LLC

a Delaware limited liability company

its General Partner

By:	/s/ Michael Z. Jacoby (seal)
Michael Z. Jacoby
Chief Executive Officer

Broad Street Realty, Inc.

a Delaware corporation

By:	/s/ Michael Z. Jacoby (seal)
Michael Z. Jacoby
Chief Executive Officer

Broad Street Realty, LLC

a Maryland limited liability company

By:	/s/ Michael Z. Jacoby (seal)
Michael Z. Jacoby
Chief Executive Officer

Guarantor:

/s/ Michael Z. Jacoby (seal)
MICHAEL Z. JACOBY (individually)

(signatures continue on next page)

Witness our signatures and seals to the Modification Agreement (continued):

MODIFICATION AGREEMENT CONSENTED TO AND AUTHORIZED BY:

MVB BANK, Inc.

a West Virginia banking corporation

By:	/s/ Garret Reed
Print Name:	Garret Reed
Title:	Senior Vice President